UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2016, BTCS Inc. (the “Company”) was informed that, on May 4, 2016, a hearing was held in the district court (the “Court”) in Beersheva, Israel during which certain parties sought appointment of a temporary liquidator for Spondoolies Tech Ltd. (“Spondoolies”). As a result of the hearing, the Court appointed a temporary liquidator and the judge presiding over the proceedings set a hearing for July 14, 2016, at least one week prior to which a certificate of information must be filed with the Court as required in the applicable regulations. The Company is seeking a conference with the temporary liquidator.

At the present time, there can be no assurance that the Company’s pending acquisition of Spondoolies can be effectuated and is examining what claims, if any, it may have in connection with such acquisition and the Company’s prior investments in Spondoolies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: May 6, 2016	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer